Exhibit 1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191261) pertaining to the Voya 401(k) Plan for VRIAC Agents of Voya Financial, Inc. of our report dated June 29, 2023, with respect to the financial statements and supplemental schedule of the Voya 401(k) Plan for VRIAC Agents included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

                                         /s/ Mitchell & Titus LLP

New York, New York
June 29, 2023